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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES


          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


The following table presents the computation of basic and diluted losses per share:

                                                     3 MONTHS ENDED                       6 MONTHS ENDED
                                            -----------------------------       -----------------------------
                                              JUNE 27,          JUNE 28,          JUNE 27,          JUNE 28,
                                                1999              1998              1999              1998
                                            -----------       -----------       -----------       -----------
Numerator:
   Net (loss)                               $   (75,073)      $  (115,829)      $  (138,213)      $   (27,826)
                                            -----------       -----------       -----------       -----------

Denominator:
   Denominator for basic loss per
   share--weighted-average shares             2,185,700         2,155,000         2,185,700         2,150,000

Effect of dilutive securities:
   Employee stock options                       523,776            46,500           523,776            46,500
                                            -----------       -----------       -----------       -----------
Denominator for diluted loss per share        2,709,476         2,201,500         2,709,476         2,196,500
                                            ===========       ===========       ===========       ===========
(Loss) per share:
Basic                                       $     (0.03)      $     (0.05)      $     (0.06)      $     (0.01)
                                            ===========       ===========       ===========       ===========
Diluted                                     $     (0.03)      $     (0.05)      $     (0.05)      $     (0.01)
                                            ===========       ===========       ===========       ===========
